UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2015

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 17, 2015, Fuel Systems Solutions, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Third Quarter 2015 Form 10-Q”) with the Securities and Exchange Commission.

As previously reported, in connection with the Company’s pending merger with Westport Innovations Inc., the Company concluded that an analysis must be performed to determine whether the Company may be required to record an asset impairment charge. Accordingly, until the Company determines whether an asset impairment charge would be recorded, the Company will be unable to file the Third Quarter 2015 Form 10-Q. The Company is working diligently to complete its analysis.

The Nasdaq letter provides that the Company has until January 19, 2016 to submit a plan to regain compliance.   The Company currently intends to file the Third Quarter 2015 Form 10-Q in advance of the due date for the plan.

On November 20, 2015, the Company issued a press release announcing receipt of the Nasdaq letter, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

99.1	Press Release dated November 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: November 20, 2015	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer